UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 11, 2016

Dominion Midstream Partners, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36684	45-5135781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July 11, 2016, Dominion Midstream Partners, LP (the “Partnership”) and Dominion Midstream GP, LLC, the general partner of the Partnership, entered into an Equity Distribution Agreement (the “Agreement”) with RBC Capital Markets, LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, Mizuho Securities USA Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Scotia Capital (USA) Inc. and UBS Securities LLC (each a “Manager” and collectively the “Managers”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through the Managers, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $150,000,000 (the “Common Units”). Sales of the Common Units, if any, will be made by means of ordinary brokers’ transactions between members of the New York Stock Exchange, any other national securities exchange or facility thereof, a trading facility of a national securities association, or an alternative trading system, to or through a market maker, directly on or through an electronic communications network, a “dark pool” or any similar market venue, in each case, at market prices, in block transactions or as shall otherwise be permitted by law and agreed to by the Partnership and any Manager.

Subject to the terms and conditions of the Agreement, each Manager will use its commercially reasonable efforts to sell, as sales agent for the Partnership, any Common Units to be offered by the Partnership under the Agreement. Under the terms of the Agreement, the Partnership may also sell Common Units to one or more of the Managers as principal for their own account at a price to be agreed upon at the time of sale. Any sale of Common Units to a Manager as principal would be pursuant to the terms of a separate terms agreement between the Partnership and such Manager.

The Partnership intends to use the net proceeds from any sales pursuant to the Agreement, after deducting Managers’ commissions and the Partnership’s offering expenses, for general partnership purposes, which may include, among other things, debt repayment, acquisitions, capital expenditures and additions to working capital.

The Common Units will be issued pursuant to the Partnership’s existing effective shelf registration statement on Form S-3 (Registration No. 333-211161), which was declared effective by the Securities and Exchange Commission on May 17, 2016, including the related prospectus dated May 17, 2016 and a prospectus supplement dated July 11, 2016, as the same may be amended or supplemented.

The Agreement contains customary representations, warranties and agreements by the Partnership, indemnification obligations of the Partnership and the Managers, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. Legal opinions relating to the Common Units are filed herewith as Exhibits 5.1 and 8.1.

The Managers and/or affiliates of each of the Managers have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Partnership and its affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated July 11, 2016, by and among Dominion Midstream Partners, LP, Dominion Midstream GP, LLC, and RBC Capital Markets, LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, Mizuho Securities USA Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Scotia Capital (USA) Inc. and UBS Securities LLC.

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION MIDSTREAM PARTNERS, LP

By:	Dominion Midstream GP, LLC, its general partner

/s/ James R. Chapman
Name:	James R. Chapman
Title:	Senior Vice President – Mergers & Acquisitions and Treasurer

Date: July 11, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated July 11, 2016, by and among Dominion Midstream Partners, LP, Dominion Midstream GP, LLC, and RBC Capital Markets, LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, Mizuho Securities USA Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Scotia Capital (USA) Inc. and UBS Securities LLC.

5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the Common Units.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).